Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Chesapeake Energy Corporation of our report dated February 24, 2022 relating to the financial statements of Chesapeake Energy Corporation (Predecessor), which appears in Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma

August 18, 2022